Exhibit 99.1

FIRST UNITED CORPORATION

2022 Annual Meeting of Shareholders’ Presentation

May 12, 2022

JOHN MCCULLOUGH

Slide 1: Welcome and Introduction

CARISSA RODEHEAVER

Slide 2: Management Presentation

Thank you, John. Good morning fellow shareholders, and welcome to First United’s 2022 Shareholders’ Meeting. I appreciate your interest in attending and for your flexibility with the virtual format again this year.

Slide 3: Forward Looking Statements

Before we begin our presentation, I would like to direct your attention to the Forward looking statements disclosure, which is displayed on the screen for your review.

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Slide 4: Delivering for Stakeholders

As our world and our industry continue to adjust to a post-COVID environment, we at First United are happy to return to our core business activities. Last year, I stated that our business ties to our customers and communities would withstand the crisis, support our market presence, and enhance our competitive positioning long-term. Today, I am pleased to say that is exactly what happened in 2021, and our financial success last year and so far in 2022 is proof that our customers are not just “stakeholders” but are indeed a key value driver for our shareholders.

A lot has changed in the past two years. Many of our associates now work a hybrid work schedule – that is, they are working both at home and in the office. Many of our customers are using several of our omnichannel methods to serve their financial needs. Some have returned to using our community office network, some are happy to use the technology we have available, and others are using both depending upon their individual needs. That has led to our marketing theme in 2022 of “your minutes, your choice”. As a community bank that offers customized financial solutions, it is important to us to allow our customers to choose their preferred banking method. We are available, both in-person and through our advanced technology, and are willing to serve them based on their personal choices. We believe this will continue to set us apart from our competitors. We were reminded during the pandemic that both our existing customers and the new customers that we gained truly value personal service. They love our technology for the transactional services, but they depend on our knowledge and expertise for their more complex financial needs. This could be a young person buying their first home or it could be a sophisticated business owner expanding their business. Whatever the need, our associates are educated and ready to make our customers’ dreams come true.

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Speaking of making dreams come true, it was our pleasure at the end of 2021 to create the First United Community Dreams Foundation (“the Foundation”). This newly formed not-for-profit corporation will enable us to support our communities in new and exciting ways. The Foundation will focus on creating opportunities to promote financial literacy, workforce and housing sustainability, family resiliency, entrepreneurship, and small business expansion to support job creation in our communities.

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Not only did we create the Foundation to support new dreams, we also helped many of our local business owners keep their dreams alive. Through the Small Business Administration Paycheck Protection Program, better known as the PPP, we spent a lot of time in both 2020 and 2021 helping our local small business owners apply for resources to maintain payroll, retain employees, rehire employees who may have been laid off, and cover applicable overhead expenses. In total, we funded approximately $213 million through 2,036 PPP loans, protecting over 20,000 jobs in our local communities. We then actively assisted those borrowers in navigating the forgiveness process. As of March 31, 2022, all but approximately $1 million of those loans have been forgiven by the SBA. We remain committed to working with those few remaining borrowers as they work through the forgiveness process.

Throughout 2020 and 2021, we worked with our commercial and consumer borrowers to waive fees and penalties, modify loans, and temporarily ceased foreclosure activity. We modified over 650 loans totaling approximately $260 million. Through March 31, 2022, all those loans have returned to full principal and interest payments, a testament to the high quality of our loan portfolio. Both the PPP and the modification activity allowed many of our borrowers to survive the volatile environment over the past two years. We believe that our borrowers are not only appreciative of our efforts but more loyal. As a result, we have grown customer relationships, created new customers and ultimately our Company experienced a record year for profits in 2021. Our personal service, easy access, commitment to quality and dedication to our customers equaled financial success. Our customers are indeed a key value driver for our shareholders.

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For us to successfully take care of our customers and communities, we made it a priority to take care of our associates. We were able to maintain a healthy workforce, provide a safe work environment and ultimately reward our entire staff with a year-end thank you bonus. We believe that enduring associate engagement will further strengthen our culture and organization well beyond the health crisis. As we face the shortage in human resources caused by a large exodus from the national workforce, we are more and more focused on both retaining and attracting talent. After all, it is our people who put the “personal” into our customers’ experiences.

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As our nation is coming out of the hangover of the pandemic, we now face a very volatile economy. Interest rates are increasing, the stock markets are unpredictable, and inflation is rising rapidly. As we will see in the next few slides, our Company is well-positioned with positive earnings trends, strong capital and liquidity, and a sound risk framework to combat the challenges that 2022 is bound to send our way.

Slide 5: 2021 Financial Performance

As I mentioned earlier, 2021 was a record year for profits for First United Corporation. We recorded $23.8 million in core income, as adjusted for several one-time items. The one-time expenses, net of tax, included $2.6 million in litigation settlement expenses, $1.8 million in penalties to pre-pay our entire outstanding debt to the Federal Home Loan Bank (“FHLB”) and $0.8 million to fund the Foundation. These expenses were offset by $1.1 million in insurance proceeds, net of tax, that the Company received late in 2021. This income, as adjusted, resulted in $3.54 earnings per share – an 80% increase over the prior year, a 1.35% return on average assets and a 19.61% return on average tangible common equity. The net interest margin declined slightly in 2021 to 3.28% as compared to 3.34% in 2020. This was driven by the low interest rate environment, the intense competition for quality loans in our market areas and the high levels of cash we carried on our balance sheet attributable to growth in our deposit portfolio. Despite the 2020 fears of weakened asset quality due to the stressed economic environment, we continued to report strong asset quality and an impressive net recovery of previously charged-off loans. Increasing wealth and debit card income contributed positively to our other operating income. Management remained highly focused on operational efficiencies, incorporating technology into our daily routines, and regularly reviewing contracts and pricing from our suppliers.

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Slide 6: First Quarter 2022 Financial Performance

Earnings for the first quarter of 2022, released on April 21, 2022, reflect a strong quarter, with $5.7 million in earnings, $0.86 diluted earnings per share, a 1.31% annualized return on average assets and a strong 17.79% annualized return on average tangible common equity. Our net interest income remained strong with a 3.40% margin driven by reduced interest expense and stable interest income. Just as we did in 2021, we continued to release the allowance for loan losses in the first quarter of 2022 as asset quality remained strong.

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Our fee income continued to be a highlight during the first quarter, driven by our trust and brokerage services which contributed 54% of our other income. Assets under management dipped slightly during the quarter to $1.4 billion due to the volatile stock markets and declining bond market values. This fee-based business provides stable growth and a diversified revenue stream to our core net income.

Our efficiency ratio continued to show positive momentum due to our expense discipline and rising net interest income and operating income.

Slide 7: Generating Reliable Growth

To get a better look at income before any release of the allowance, we review our pre-provision net revenue. This amount represents our net income before tax, adjusted for the one-time items mentioned earlier. In addition, we adjust the net income for any provision expense or credit. After these adjustments, core income for 2021 was $30.8 million, representing a 33% increase over 2020. 2022 also started positively with pre-provision net revenue of $7.2 million.

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We experienced a slight decline in total loans during 2021 as a result of the PPP loan forgiveness of $106 million, which offset other loan growth of $92 million. Mortgage production continued to be strong due to the robust housing market. Commercial production was also strong through 2021 and continued into the first quarter of 2022 driving growth of $27 million during the first quarter. Our industry leading deposit franchise grew $47 million in 2021 and $38 million during the first quarter of 2022. 2021 deposit growth was offset as management made the decision to sweep $70 million in wealth department money market accounts off balance sheet.

Slide 8: Solid Profitability

Increasing net interest income, solid other operating income and focused expense control resulted in a banner year for our Company. Our core return on average assets rose to 1.35% in 2021 and 1.31% annualized for the first quarter of 2022. For the four years ended December 31, 2021, our compound average growth rate was 15.9%. Similarly, we provided our shareholders a 19.61% return on average tangible common equity for 2021, resulting in a four-year compound average growth rate of 18.0%. We have many strategic initiatives underway to enhance growth, lower expenses and to continue improving profitability over the short- and long-terms. This continued profitability has allowed us to fund our dividend resulting in a 15% increase in 2021 as compared to 2020.

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Slide 9: Total Shareholder Return

The stable profitability has also resulted in a favorable return for our shareholders. First United Corporation stock has performed admirably despite the COVID pandemic that plagued the past two years as demonstrated by our total return compared to our peer groups and the index. First United outperformed the S&P Bank Index and its peer groups over a one-, three- and five-year period. Over the last five years, the stock provided a 68% total shareholder return, which includes both share price appreciation and reinvested dividends. This equates to an average annual return of 13.64%.

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Slide 10: Prudent Capital and Risk Management

Our strategy is built on the belief that risk drives strategy. Underlying all of our strategic priorities is strong enterprise risk management, overseen by our qualified and capable board of directors. Our approach to capital is conservative. We continue to maintain strong capital ratios, well in excess of the regulatory minimums to protect against the risks inherent in our industry. This strong capital position and increasing profitability has allowed us to successfully raise the dividend for our shareholders. We opportunistically repurchase shares, as demonstrated by our purchase of 400,000 shares early in 2021. We understand the importance of growth to our future and we are actively exploring other investments of our capital to increase shareholder value. All the while ensuring that our capital supports our organic growth and provides insurance against the risks inherent in our industry and environment. Risk management has and always will underly all our strategic priorities. Our management team has actively managed the balance sheet concentrations, diversification and credit quality of our loan and investment portfolios, monitored our interest rate sensitivity and maintained a strong liquidity position. We maintained higher levels of loan loss reserves until we were confident that our borrowers had weathered the COVID storm. Monitoring fraud and cyber-security risk have been more important than ever during this time as we strived to create a safe and secure banking platform for our customers, particularly in light of the increased usage of technology. We actively stress test each of these areas of risk and utilize independent third parties to test and verify our systems and controls. Our professional and well-informed associates provided peace of mind to our customers, assisting them through the risks and challenges of the last few years and guiding them to a more prosperous future. We believe this customer-centric focus will allow us to continue to build customer loyalty and increased shareholder value.

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Slide 11: Strategic Pillars & Key Objectives

Our 2022 strategic plan remains focused on enhancing our operating efficiencies and profitability by leveraging our current infrastructure and the evolving financial technology, capitalizing on the hybrid work environment to attract and retain human talent, and further penetrating our existing markets and expanding through both organic growth and acquisition. We are highly focused on utilizing the data that we have available to profitably grow our customer relationships and to align our marketing plans to support these growth strategies. We plan to educate our customers on our banking technology available to expand their choices, allowing them to choose how and when they want to bank. We also understand the value of our associates. They are the engine that runs our Company and we continue to encourage their education and independent, innovative thought so we can evolve in our customer service and financial solutions.

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As a community bank, we are dedicated to serving our local consumers, business owners, families and friends, not just through financial solutions, but also through our volunteerism and financial support. We understand that fostering a safe and healthy workforce, protecting our customer information and privacy and utilizing systemic risk management will protect our integrity, brand reputation and build customer and shareholder confidence in our Company. We pledge to incorporate environmental considerations into all our decision making. All of this, with the goal of creating profitable and sustainable growth to increase bottom-line profitability.

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Slide 12: Strong Investor Relations

Your senior management team and Board are routinely engaging with shareholders and prospective investors, as well as continuing our involvement in our local communities. These engagements are invaluable to us and we are using the constructive feedback provided to enhance our performance and our governance profile.

Slide 13: Board of Directors

As mentioned previously, our Board of Directors provides strong oversight and spends countless hours overseeing the strategies of the Bank, ensuring strong enterprise risk management and supporting management in setting targets and financial goals to build long-term shareholder value. I thank each of our Board members for their guidance and the leadership they provide to First United Corporation.

Slide 14: Our Dedicated Management Team

On behalf of the Board, I would also like to thank the management team and all our associates for your dedication and strong commitment to our customers, communities and shareholders. Together, we faced and conquered COVID-19 and through our uncommon commitment to service and solutions, we delivered a banner year for First United in 2021. I salute each of you for your dedication and loyalty to our Company.

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Slide 15: Thank You

At this time, we will address any questions that have been submitted.

The Board, management team and associates thank you for your attendance today and your investment and confidence in First United Corporation!

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FIRST UNITED CORPORATION Annual Shareholders’ Meeting May 12, 2022

2 2 John McCullough Lead Independent Director Welcome and Introduction 1

Carissa Rodeheaver President, Chief Executive Officer, and Chairman of the Board Management Presentation 2

Forward looking statements This presentation contains forward - looking statements as defined by the Private Securities Litigation Reform Act of 1995 . Forward - looking statements do not represent historical facts, but are statements about management's beliefs, plans and objectives about the future, as well as its assumptions and judgments concerning such beliefs, plans and objectives . These statements are evidenced by terms such as "anticipate," "estimate," "should," "expect," "believe," "intend," and similar expressions . Although these statements reflect management's good faith beliefs and projections, they are not guarantees of future performance and they may not prove true . The beliefs, plans and objectives on which forward - looking statements are based involve risks and uncertainties that could cause actual results to differ materially from those addressed in the forward - looking statements . For a discussion of these risks and uncertainties, see the section of the periodic reports that First United Corporation files with the Securities and Exchange Commission entitled "Risk Factors . Whether actual results will conform to expectations and predictions is subject to known and unknown risks and uncertainties . Actual results could be materially different from management’s expectations . This presentation should be read in conjunction with our Annual Report on Form 10 - K for the year ended December 31 , 2021 and our Quarterly Report on Form 10 - Q for the quarter ended March 31 , 2022 , including the sections of the report entitled “Risk Factors”, as well as the reports and other documents that we subsequently file with the Securities and Exchange Commission (“SEC”), which are available on the SEC’s website at www . sec . gov or at our website at www . mybank . com . Except as required by law, we do not intend to publish updates or revisions of any forward - looking statements we make to reflect new information, future events or otherwise . 3

Delivering for Stakeholders • Hybrid work schedules available for associates • Customers utilizing technology but still desire and value personal service • First United Community Dreams Foundation serving our communities • Financial literacy • Workforce and housing sustainability • Family resiliency • Entrepreneurship • Small business expansion and job creation • Paycheck Protection Program • Funded approximately $215 million in over 2,000 loans supporting over 18,000 jobs in our communities • Fully supported businesses through the forgiveness process • Supported local business throughout pandemic • Waived fees and penalties and temporarily ceased foreclosure activity • Modified over 650 loans valued at $260 million; all have returned to full principal and interest payments • Strengthened our loyal customer base • Maintained a healthy workforce and a safe work environment 4

6 6 2021 Financial Performance $23.8 million Adj. Net Income (1) $3.54 Adj. Diluted EPS (1) 1.35% * ROAA (1) 19.61% * ROATCE (1) 3.28% NIM • Increased core pre - provision net revenue (1) to $30.8 million in 2021 from $23.2 million in 2020 • Core non - interest income of $19.3 (1) million driven by strong wealth management revenue and robust interchange income • PPP 2020 and 2021 production of $214.6 million, with $207.5 million forgiven for both programs at the end of December 2021 • Organic mortgage production totaled $119.3 million in 2021 compared to $144.6 million in 2020, primarily in loans sold to the secondary market, leading to strong net gains of $1.1 million in 2021 • Mortgage pool purchase of $39.0 million in 3Q21 • Allowance for Loan Losses to gross loans of 1.38% • Net interest margin impacted by PPP loans, low interest rate environment and excess liquidity • Opened a new Advisory Center at Cheat Lake, Monongalia County, WV (1) See Appendix for a reconciliation of these non - GAAP financial measure * 1Q2022 Annualized 5

7 7 First Quarter 2022 Financial Performance $5.7 Million Net Income (1) $0.86 Diluted EPS (1) 1.31% * ROAA (1) 17.79% * ROATCE (1) 3.40% NIM ▪ Total assets increased by $30.5 million, or 1.8% compared to linked quarter ▪ Consolidated net income (1) of $5.7 million in 1Q22 compared to $3.4million in 1Q21 and $7.5 million in linked quarter ▪ Net interest income, on a non - GAAP, FTE basis* increased by 8.9% in 1Q22 compared to 1Q21, driven by stable interest income and a 56% decrease in interest expense ▪ The ratio of the allowance for loan losses (“ALL”) to loans outstanding was 1.29% in 1Q22 compared to 1.38% in linked quarter ▪ Transferred approximately $139.0 million, fair value, of available for sale securities to held to maturity ▪ Expense savings and efficiencies continue to be primary focus ▪ Bank is poised for upside earnings in a rising interest rate environment (1) See Appendix for a reconciliation of these non - GAAP financial measures * 1Q2022 Annualized 6

Generating Reliable Growth Our strategic plan is delivering consistent growth, increasing profits and earnings per share to drive long - term shareholder return. $15.5 $17.8 $23.2 $30.8 $7.2 2018 2019 2020 2021 1Q22 Pre - Provision Net Revenue ($ in millions) (1) Diluted Earnings per Share (1) $1.51 $1.85 $1.97 $3.54 $0.86 2018 2019 2020 2021 1Q22 +32.8% YoY +79.7% YOY Total Gross Loans, including PPP ($ in millions) $996 $1,039 $1,168 $1,154 $1,181 2018 2019 2020 2021 1Q22 $114 PPP $8 PPP Total Deposits ($ in millions) $1,068 $1,142 $1,422 $1,469 $1,507 2018 2019 2020 2021 1Q22 (1) See Appendix for a reconciliation of these non - GAAP financial measures $1 PPP 7

Solid Profitability ▪ Consistently improved return on assets and return on average equity enable us to fund the dividend and invest in future growth. ▪ Strategic initiatives are underway to enhance growth, lower expenses, and continue improving profitability. Core ROAA (non - GAPP (1) ) Core ROATCE (non - GAPP (1) ) (1) See Appendix for a reconciliation of these non - GAAP financial measures 0.81% 0.93% 0.86% 1.35% 1.31% 2018 2019 2020 2021 1Q22 Strategic Target 1.0% - 1.25% 10.39% 11.44% 11.92% 19.61% 17.79% 2018 2019 2020 2021 1Q22 Strategic Target 14% - 15% 8

Total Shareholder Return Source: S&P Global Market Intelligence; includes price change and reinvested cash dividends (1) For the period ended April 30, 2022 (2) S&P U.S. Bank $1B - $5B Index (3) Peer groups are defined on page 16 of this presentation. Peer group refers to median unless stated otherwise. First United has consistently out - performed its peers long - term (1) FUNC SNL U.S. Bank $1B - $5B 1 - Year 3 - Year 5 - Year FUNC 36.64% 36.78% 68.20% S&P Bank Index (2) - 8.69% 22.98% 25.32% Proxy Peers (3) 3.25% 17.53% 32.59% ISS Peers (3) 4.84% 12.30% 21.65% 9

Prudent Capital & Risk Management Strong Risk Management • Loan concentrations and diversification • Disciplined underwriting • Strong reserves • Interest sensitivity, liquidity and capital management • Cyber - security and fraud monitoring Regulatory Capital Tangible Book Value / Share $14.97 $16.17 $17.17 $19.61 $18.84 2018 2019 2020 2021 1Q22 4% 6% 8% 10% 12% 14% 16% 18% Dec-17 Dec-20 Dec-21 22-Mar Leverage CET1 Tier 1 Total Regulatory Well - Capitalized Regulatory Minimum plus fully phased in Capital Conservation Buffer CAGR = 7.3% 10

▪ Develop focused strategies utilizing data analytics to grow profitable client relationships ▪ Align marketing plan to support data analytic strategies ▪ Promote digital banking and technology platforms to client base for repetitive transactions ▪ Leverage evolving technology to streamline operational processes and procedures ▪ Capitalize on hybrid work environment to increase efficiencies and attract talent from a broader geographic footprint ▪ Capitalize on existing infrastructure to build stronger revenue streams and improve operating leverage ▪ Increase market penetration and expand our footprint via our Financial Center model, wealth management M&A and strategic bank partnerships. ▪ Attract and hire passionate, diverse talent to engage with clients and prospects across broader demographics ▪ Promote associate retention & development through an inclusive and equitable work environment ▪ Encourage education and independent, innovative thought to support personal and professional growth ▪ Provide seamless client experience across all business lines using integrated relationship teams ▪ Customize financial solutions and utilize personal service to grow client relationships, enhance loyalty and trust ▪ Support local communities through financial education, ongoing consultation, inclusive product offerings and volunteerism ▪ Utilize flexibility of hybrid work environment to foster workforce well - being and safety ▪ Enhance investor communication ▪ Protect client information and privacy ▪ Incorporate environmental considerations into all decision making ▪ Explore, evaluate and monitor investments in technology ▪ Utilize systemic risk management to protect our integrity, brand reputation and customer and stakeholder confidence Strategic Pillars & Key Objectives Digital & Data Analytics Efficiency & Profitability Culture & Engagement Sustainable Growth & Reputation 11

Strong Investor Relations and Shareholder Engagement Members of the Board and senior management routinely engage with shareholders and other stakeholders, and management regularly updates the Board in the context of ongoing investor discussions . These engagements help the Board and management gather feedback on a variety of topics, including strategic and financial performance, ESG disclosure, executive compensation, Board composition, and leadership structure . How to contact your Board: Shareholders and interested parties wishing to contact our Board may send a letter to First United Co rporation Board of Directors, c/o Tonya K. Sturm, Secretary, First United Corporation, 19 South Second Street, Oakland, Maryland, 21550 - 00 09 or by e - mail at tsturm@mybank.com. The Secretary will deliver all shareholder communications directly to the Board for consideratio n. Clear long - term strategic plan with performance targets x Dedicated Investor Relations contact x Investor conferences and prospective investor engagement x Investor presentations and periodic outreach to institutional and retail shareholders x 12

Board of Directors Carissa L. Rodeheaver Chairman of the Board, President & CEO First United Corporation and First United Bank & Trust John F. Barr Independent Director Owner, Ellsworth Electric, Inc. John W. McCullough Lead Director, Nomination & Governance Chair Retired as Partner of Ernst & Young, LLP Brian Boal Independent Director, Audit Chair Boal & Associates, PC Sanu Chadha Independent Director Managing Partner, M&S Consulting Christy DiPietro Independent Director Chartered Financial Analyst, Hidden Code Advisory Patricia Milon Independent Director Senior Regulatory Expert, Macro Financial Solutions I. Robert Rudy Independent Director President, I.R. Rudy’s, Inc. Marisa Shockley Independent Director, Compensation Chair Owner, Shockley, Inc. H. Andrew Walls, III Independent Director President, MPB Print & Sign Superstore Member, MEGBA, LLC 13

Our leadership team reflects the diversity of thought from the communities we serve, executes on our strategy and drives shareholder returns. Our Dedicated Management Team Carissa L. Rodeheaver Chairman of the Board, President & CEO 30 - year career with First United with in - depth industry, sales, wealth management, financial and operational experience Jason B. Rush SVP & Chief Operating Officer 28 years with in - depth industry, retail, risk and compliance and operations experience Tonya K. Sturm SVP & Chief Financial Officer, Corporate Secretary & Treasurer 35+ years of extensive banking, audit, credit, retail, risk and compliance and financial experience R.L. Fisher SVP & Chief Revenue Officer 25+years with in - depth industry, retail, commercial and mortgage banking experience Keith R. Sanders SVP & Chief Wealth Officer 30 years of experience specializing in Wealth management, estate planning, trust administration and financial planning 14

16 16 “My Bank is First United!” Thank You! 15

Selected Peer Groups • Proxy peers can be found in First United’s 2022 definitive proxy statement found here: • https://www.sec.gov/Archives/edgar/data/763907/000110465922040545/t m223638d2_def14a.htm • Proxy peers include: ACNB, ASRV, CHMG, CVLY, CZNC, EVBN, FDBC, FRAF, FXNC, MPB, MVBF, NKSH, OPOF, ORRF, PBHC, PEBK, PFIS, PWOD, SAL, SHBI, and UNB • ISS peers can be found in the 2022 ISS Annual Benchmark Report • Includes ASRV, CFFI, CHMG, CVLY, CZFS, CZNC, ESXB, EVBN, FDBC, FRBA, FRAF, MBCN, MLVF, NKSH, NWFL, OPOF, ORRF, PBHC, PWOD, SAL, SHBI, TCFC and UNB 16

This presentation includes certain non - GAAP financial measures, including pre - provision net revenue, net income, earnings per share (basic and diluted), return on average assets, return on average tangible common equity, tangible common equity, tangible assets, the ratio of tangible common equity to tangible assets, tangible book value per share, net interest margin, and efficiency ratio . These non - GAAP financial measures and any other non - GAAP financial measures that are discussed in this presentation should not be considered in isolation, and should be considered as additions to, and not substitutes for or superior to, measures of financial performance prepared in accordance with GAAP . There are a number of limitations related to the use of these non - GAAP financial measures versus their nearest GAAP equivalents . For example, other companies may calculate non - GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of the Company’s non - GAAP financial measures as tools for comparison . The following is a reconciliation of the non - GAAP financial measures used in (or conveyed orally during) this presentation to their most directly comparable GAAP financial measures . Non - GAAP Reconciliation ($000s, except where otherwise noted) YTD 2018 2019 2020 2021 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 3/31/2022 Pre-Provision Net Revenue ("PPNR") Pre-tax income, as reported 13,431$ 16,465$ 17,788$ 26,309$ 4,529$ 5,939$ 5,800$ 10,041$ 7,616$ 7,616$ Add back: Provision expense 2,111 1,320 5,401 (817) 110 555 (597) (885) (419) (419) Add back: FHLB penalty, gross - - - 2,368 - - 2,368 - - - Add back: Contribution 1,000 1,000 - - Add back: Insurance reimbursement (1,375) (1,375) - - Add back: Settlement expense, gross - - - 3,300 3,300 - - - - - Pre-Provision Net Revenue, as adjusted 15,542$ 17,785$ 23,189$ 30,785$ 7,939$ 6,494$ 7,571$ 8,781$ 7,197$ 7,197$ Net Income Net income, as reported 10,667$ 13,129$ 13,841$ 19,770$ 3,430$ 4,403$ 4,388$ 7,549$ 5,715$ 5,715$ Less: Preferred stock dividends - - - - - - - - - - Net income, available to common shareholders,as reported (a) 10,667$ 13,129$ 13,841$ 19,770$ 3,430$ 4,403$ 4,388$ 7,549$ 5,715$ 5,715$ Add back: FHLB penalty, net of tax - - - 1,790 - 1,790 - - - Add back: Contribution, net of tax 770 770 - - Add back: Insurance reimbursement, net of tax (1,059) (1,059) - - Add back: Settlement expense, net of tax - - - 2,565 2,565 - - - - - Net income, as adjusted (b) 10,667$ 13,129$ 13,841$ 23,836$ 5,995$ 4,403$ 6,178$ 7,260$ 5,715$ 5,715$ Weighted Average Common shares - basic (actual) (d) 7,078,644 7,110,022 7,003,955 6,710,463 6,995,798 6,609,275 6,616,829 6,619,950 6,627,564 6,627,564 Weighted Average Common shares - diluted (actual) (e) 7,078,644 7,110,022 7,013,164 6,716,587 7,000,305 6,615,117 6,623,902 6,627,023 6,636,156 6,636,156 17

Non-GAAP Reconciliation, continued

	2018	2019	2020	2021	Q1 2021	Q2 2021	Q3 2021	Q4 2021	Q1 2022	3/31/2022
Earnings Per Share - Basic										
Earnings Per Share - Basic, as reported (a)/(d)	$ 1.51	$ 1.85	$ 1.98	$ 2.95	$ 0.49	$ 0.66	$ 0.66	$ 1.14	$ 0.86	$ 0.86
Add back: FHLB penalty, net of tax	-	-	-	0.27	-	-	0.27	-	-	-
Add back: Contribution, net of tax				0.12				0.12	-	-
Add back: Insurance reimbursement, net of tax				(0.16)				(0.16)	-	-
Add back: Settlement expense, net of tax	-	-	-	0.37	0.37	-	-	-	-	-
Earnings Per Share - Basic, as adjusted (b)/(d)	**$ 1.51**	**$ 1.85**	**$ 1.98**	**$ 3.54**	**$ 0.86**	**$ 0.66**	**$ 0.93**	**$ 1.10**	**$ 0.86**	**$ 0.86**
Earnings Per Share - Diluted										
Earnings Per Share - Diluted, as reported (a)/(e)	$ 1.51	$ 1.85	$ 1.97	$ 2.95	$ 0.49	$ 0.66	$ 0.66	$ 1.14	$ 0.86	$ 0.86
Add back: FHLB penalty, net of tax	-	-	-	0.27		-	0.27	-	-	-
Add back: Contribution, net of tax				0.12				0.12	-	-
Add back: Insurance reimbursement, net of tax				(0.16)				(0.16)	-	-
Add back: Settlement expense, net of tax	-	-	-	0.37	0.37	-	-	-	-	-
Earnings Per Share - Diluted, as adjusted (b)/(e)	**$ 1.51**	**$ 1.85**	**$ 1.97**	**$ 3.54**	**$ 0.86**	**$ 0.66**	**$ 0.93**	**$ 1.10**	**$ 0.86**	**$ 0.86**
Return on Average Assets (quarter and YTD annualized)										
Average Assets (c)	$ 1,311,902	$ 1,418,928	$ 1,613,669	$ 1,765,148	$ 1,765,133	$ 1,783,821	$ 1,768,803	$ 1,750,614	$ 1,769,234	$ 1,769,234
Return on Average Assets, as reported (a)/(c)	0.81%	0.93%	0.86%	1.12%	0.78%	0.99%	0.99%	1.72%	1.31%	1.31%
Add back: FHLB penalty, net of tax	-	-	-	0.10%	-	-	0.40%	-	-	-
Add back: Contribution, net of tax				0.04%				0.18%	-	-
Add back: Insurance reimbursement, net of tax				-0.06%				-0.24%	-	-
Add back: Settlement expense, net of tax	-	-	-	0.15%	0.58%	-	-	-	-	-
Return on Average Assets, as adjusted (b)/(c)	**0.81%**	**0.93%**	**0.86%**	**1.35%**	**1.36%**	**0.99%**	**1.40%**	**1.66%**	**1.31%**	**1.31%**

18

Non-GAAP Reconciliation, continued

($000s, except where otherwise noted)	2018	2019	2020	2021	Q1 2021	Q2 2021	Q3 2021	Q4 2021	Q1 2022	YTD 3/31/2022
Return on Average Tangible Common Stockholders' Equity										
Average common stockholders' equity (f)	$ 113,659	$ 125,774	$ 127,101	$ 132,550	$ 131,541	$ 127,269	$ 133,952	$ 137,436	$ 140,517	$ 140,517
Average common stockholders' equity, as adjusted	113,659	125,774	127,101	132,550	131,541	127,269	133,952	137,436	140,517	140,517
Less: Average goodwill	11,004	11,004	11,004	11,004	11,004	11,004	11,004	11,004	12,034	12,034
Average tangible common equity (g)	**$ 102,655**	**$ 114,770**	**$ 116,097**	**$ 121,546**	**$ 120,537**	**$ 116,265**	**$ 122,948**	**$ 126,432**	**$ 128,483**	**$ 128,483**
Return on average common stockholders' equity, as reported (a)/(f)	9.39%	10.44%	10.89%	14.92%	10.43%	13.84%	13.10%	21.97%	16.27%	16.27%
Add back: FHLB penalty, net of tax	-	-	-	1.47%		-	5.35%		-	-
Add back: Contribution				0.63%				-0.84%		
Add back: Insurance reimbursement				-1.15%	7.80%					
Add back: Settlement expense, net of tax				2.11%						
Return on average common stockholders' equity, as adjusted (b)/(f)	**9.39%**	**10.44%**	**10.89%**	**17.98%**	**18.23%**	**13.84%**	**18.45%**	**21.13%**	**16.27%**	**16.27%**
Return on average tangible common equity, as reported (a)/(g)	10.39%	11.44%	11.92%	16.27%	11.38%	15.15%	14.28%	23.88%	17.79%	17.79%
Add back: FHLB penalty, net of tax	-	-	-	1.47%	-	-	5.82%		-	-
Add back: Contribution				0.63%				2.44%	-	-
Add back: Insurance reimbursement				-0.87%				-3.35%	-	-
Add back: Settlement expense, net of tax	-	-	-	2.11%	8.51%	-	-	-	-	-
Return on average tangible common equity, as adj (b)/(g)	**10.39%**	**11.44%**	**11.92%**	**19.61%**	**19.89%**	**15.15%**	**20.10%**	**22.97%**	**17.79%**	**17.79%**
Tangible Book Value per Common Share										
Total common equity, as reported (h)	$ 117,066	$ 125,940	$ 131,047	$ 141,900	$ 129,189	$ 130,556	$ 133,787	$ 141,900	$ 137,078	$ 137,078
Less: Goodwill	11,004	11,004	11,004	12,052	11,004	11,004	11,004	12,052	12,000	12,000
Total tangible common equity (i)	**$ 106,062**	**$ 114,936**	**$ 120,043**	**$ 129,848**	**$ 118,185**	**$ 119,552**	**$ 122,783**	**$ 129,848**	**$ 125,078**	**$ 125,078**
Common shares outstanding - basic (actual) (j)	7,086,632	7,110,022	6,992,911	6,620,955	6,998,617	6,614,604	6,617,941	6,620,955	6,637,979	6,637,979
Tangible book value per basic common share (i)/(j)	**$ 14.98**	**$ 16.17**	**$ 17.17**	**$ 19.61**	**$ 16.89**	**$ 18.07**	**$ 18.55**	**$ 19.61**	**$ 18.84**	**$ 18.84**

19

Non - GAAP Reconciliation , continued ($000s, except where otherwise noted) YTD 2018 2019 2020 2021 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 3/31/2022 Tangible common equity to tangible assets ("TCE Ratio") Total assets, as reported (k) 1,384,516 1,442,966 1,733,414 1,729,838 1,781,833 1,763,806 1,708,555 1,729,838 1,760,325 1,760,325 Less: Goodwill 11,004 11,004 11,004 12,052 11,004 11,004 11,004 12,052 12,000 12,000 Total tangible assets (l) 1,373,512$ 1,431,962$ 1,722,410$ 1,717,786$ 1,770,829$ 1,752,802$ 1,697,551$ 1,717,786$ 1,748,325$ 1,748,325$ Tangible common equity to tangible assets (k)/(l) 7.72% 8.03% 6.97% 7.56% 6.67% 6.82% 7.23% 7.56% 7.15% 7.15% Net interest margin (tax equivalent) Net interest income 44,182$ 46,391$ 48,546$ 52,542$ 12,236$ 12,762$ 13,625$ 13,919$ 13,341$ 13,341$ Tax equivalent adjustment 796 868 917 939 239 234 232 234 241 241 Tax equivalent net interest income (m) 44,978$ 47,259$ 49,463$ 53,481$ 12,475$ 12,996$ 13,857$ 14,153$ 13,582$ 13,582$ Average earning assets (n) 1,203,813$ 1,285,019$ 1,480,165$ 1,629,299$ 1,627,190$ 1,652,816$ 1,628,594$ 1,609,156$ 1,619,585$ 1,619,585$ Net interest margin (tax equivalent) (m)/(n) 3.74% 3.68% 3.34% 3.28% 3.11% 3.15% 3.38% 3.49% 3.40% 3.40% Efficiency Ratio Noninterest expense, as reported 43,808$ 45,389$ 43,934$ 47,764$ 12,927$ 11,033$ 13,027$ 10,777$ 10,578$ 10,578$ Less: FHLB penalty, gross (2,368) (2,368) - - - Less: Contribution (1,000) (1,000) - - Less: Settlement expense - - - (3,300) (3,300) - - - - - Noninterest expense, adjusted (o) 43,808$ 45,389$ 43,934$ 41,096$ 9,627$ 11,033$ 10,659$ 9,777$ 10,578$ 10,578$ Net interest income 44,182$ 46,391$ 48,546$ 52,542$ 12,236$ 12,762$ 13,625$ 13,919$ 13,341$ 13,341$ Noninterest income 15,168 16,783 18,577 20,714 5,330 4,764 4,605 6,015 4,403 4,403 Less: Insurance reimbursement - - - (1,375) - (1,375) - - Tax equivalent adjustment 796 868 917 939 239 234 232 234 241 241 Total tax equivalent revenue (p) 60,146$ 64,042$ 68,040$ 72,820$ 17,805$ 17,760$ 18,462$ 18,793$ 17,985$ 17,985$ Efficiency ratio, as adjusted (o)/(p) 72.84% 70.87% 64.57% 56.44% 54.07% 62.12% 57.73% 52.02% 58.81% 58.81% 20